UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

GLOBAL ELECTRONIC RECOVERY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

N/A
(IRS Employer Identification No.)

6240 W. 3rd Street, #432 Los Angeles, CA 90036
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 310-467-9832

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2007 our Board of Directors approved the appointment of Shane Whittle as a director of the company.

Mr. Whittle is currently the CEO of Privatekits.com a provider of health diagnostic kits and the President of Whittle Investments, a real estate development company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007

GLOBAL ELECTRONIC RECOVERY CORP.

/s/ David O'Neill
David O'Neill,
President & Director